Banco Bradesco S.A.

December 31, 2013

List of Subsidiaries

Exhibit 8.1
Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1 Banco Alvorada S.A	Salvador - BA – Brazil	Banco Alvorada
2 Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
3 Banco Boavista Interatlântico S.A.	Osasco – SP - Brazil	Boavista
4 Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
5 Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
Luxembourg
6 Banco Bradesco Financiamentos S.A.	Osasco – SP - Brazil	Bradesco Financiamentos
7 Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
8 Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
9 Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
10 Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcios
11 Bradesco Leasing S.A. Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
12 Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
13 Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
14 Bradesco Securities, Inc.	New York – USA	Bradesco Securities
15 Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
16 Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
17 Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
18 BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
19 Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
20 Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
21 Scopus Tecnologia Ltda.	São Paulo – Brazil	Scopus Tecnologia
22 União Participações Ltda.	Osasco – SP - Brazil	União
23 Banco Bankpar S.A.	Osasco - SP – Brazil	Banco Bankpar
24 Bradesplan Participações Ltda..	Osasco - SP – Brazil	Bradesplan
25 Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
26 Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
27 Alvorada Cartões, Crédito, Financiamento e Investimento S.A.	Osasco - SP – Brazil	Alvorada Cartões
28 Bradseg Participações S.A.	Osasco - SP – Brazil	Bradseg
29 Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
30 Ágora Corretora de Títulos e Valores Mobiliários S.A.	Rio de janeiro – Brazil	Ágora
31 Odontoprev S.A.	Barueri - SP – Brazil	Odontoprev
32 Banco Bradesco BERJ S.A.	Rio de janeiro – Brazil	BERJ